Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

OPEN TEXT CORPORATION

AND

THE PRINCIPAL STOCKHOLDERS (AS DEFINED HEREIN)

AND FOR THE BENEFIT OF

THE HOLDERS (AS DEFINED HEREIN)

DATED AS OF NOVEMBER 4, 2013

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (as amended, modified and supplemented from time to time, the “Agreement”), dated as of November 4, 2013, by and among Open Text Corporation, a corporation incorporated under the laws of Canada (the “Company”), and the other parties named on the signature pages hereto (collectively, the “Principal Stockholders”), and for the benefit of the Holders (as defined below).

RECITALS

WHEREAS, the Company and certain other parties have entered into an Agreement and Plan of Merger dated as of November 4, 2013 (the “Merger Agreement”) pursuant to which the Holders have received or will receive shares of common stock, without par value, of the Company (the “Common Stock”); and

WHEREAS, as an inducement to the parties thereto to enter into the Merger Agreement, the Company has agreed to provide the Holders with the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board of Directors or the chief executive officer or the chief financial officer of the Company (i) would be required to be made in any Registration Statement or Prospectus filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement or Prospectus; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” shall have the meaning given thereto pursuant to Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” shall mean any day except Saturday, Sunday or any other day on which commercial banks in The City of New York or Toronto are authorized or required by Law to be closed.

“Closing Date” shall have the meaning set forth in the Merger Agreement.

“Common Stock” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Company Public Sale” has the meaning set forth in Section 2.2(a).

“Demand Notice” has the meaning set forth in Section 2.1(b).

“Demand Period” has the meaning set forth in Section 2.1(e).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration Statement” has the meaning set forth in Section 2.1(a).

“Demand Suspension” has the meaning set forth in Section 2.1(g).

“DTC” means The Depository Trust Company, or any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means any holder of Registrable Securities that (i) is a party hereto, (ii) acquired Registrable Securities from the Company in connection with the Merger, or (iii) succeeds to rights of a prior Holder hereunder pursuant to Section 3.4.

“Initiating Holders” has the meaning set forth in Section 2.1(a).

“Law” means, with respect to any Person, (i) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and (ii) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Legal Proceeding” means any claim, litigation, action, suit (whether civil, criminal, administrative, judicial or investigative), audit, hearing, investigation, binding arbitration or mediation or proceeding, in each case commenced, brought, conducted, heard before or otherwise involving any arbitrator, mediator or any foreign, federal, state, provincial, local or other court, governmental authority, tribunal, commission or regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

“Merger” shall have the meaning set forth in the Merger Agreement.

“Merger Agreement” has the meaning set forth in the recitals hereto.

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Principal Stockholders” has the meaning set forth in the preamble hereto.

“Prospectus” means the prospectus included in any Registration Statement; all amendments and supplements to any prospectus included in any Registration Statement, including pre- and post-effective amendments; and all other material incorporated by reference in any such prospectus.

“Registrable Securities” means any Common Stock issued to the Holders pursuant to the Merger Agreement and any securities that may be issued or distributed or be issuable in respect thereof by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing; provided, that any such of the foregoing securities shall cease to be “Registrable Securities” to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act, and such Registrable Securities have been disposed of pursuant to such Registration Statement; (ii) such Registrable Securities have been sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act and such securities may be publicly resold in the United States without registration under the Securities Act; (iii) such Registrable Securities shall have been otherwise transferred and/or shall have been held for such period of time such that the relevant holding period under Rule 144 under the Securities Act shall have been satisfied for the applicable Holder and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company to such Holder, upon receipt by the Company of such documents and/or opinions as the Company may reasonably request, and such securities may be publicly resold in the United States without Registration under the Securities Act; or (iv) such securities shall have ceased to be outstanding.

“Registration” means a registration with the SEC with respect to the Company’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Underwritten Offering” means a Registration in which securities of the Company (i) are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public, (ii) are offered to the public via a broker-dealer pursuant to an equity distribution or similar arrangement or (iii) are otherwise offered to the public in one or more transactions that involve the participation of broker-dealers who may be subject to liability as underwriters under the Securities Act.

“Well-Known Seasoned Issuer” shall have the meaning given thereto pursuant to Rule 405 under the Securities Act.

Section 1.2 General Interpretive Principles.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions, headings and Table of Contents of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Demand Registration.

(a) Demand by Holders. Subject to the conditions of this Section 2.1, if the Company shall receive a written request from Holders of Registrable Securities (the “Initiating Holders”) that the Company file a Registration Statement covering the registration of (x) Registrable Securities having an anticipated aggregate offering price (based on the closing market price on the Business Day prior to the day on which such request is made) of at least $25,000,000 or (y) all remaining Registrable Securities (each such requested Registration, a “Demand Registration”), the Company shall deliver a Demand Notice in accordance with Section 2.1(b) and shall use its reasonable best efforts to, no later than the date that is (i) 90 days after the Closing Date and (ii) 30 days after the date of such written request, file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”) in a manner to cause it to be an Automatic Shelf Registration Statement; provided, however, that the Company shall be permitted, without it being deemed to be a Demand Suspension pursuant to Section 2.1(g), in its sole discretion to delay such filing of a Registration Statement (or the subsequent filing of any preliminary Prospectus or Prospectus under such Registration Statement requested within 15 days of the end of a fiscal quarter) until the date of filing of its next successive periodic report with the SEC (whether such report is a quarterly report on Form 10-Q or annual report on Form 10-K) (such report, the “Upcoming SEC Filing”) or, if earlier, the date on which the Company would be required under SEC rules to make such Upcoming SEC Filing (including any grace period permitted under Rule 12b-25 under the Exchange Act), as a result of being required by any such proposed filing to make any Adverse Disclosure. The Company hereby represents to the Holders that it is a Well-Known Seasoned Issuer and is eligible to use Form S-3, that the Shelf Registration Statement will be an Automatic Shelf Registration Statement and that the Shelf Registration Statement will be effective upon the filing thereof with the SEC. The Registration Statement shall contain a form of Prospectus for secondary and, if desired by the Company, primary offerings. The Company consents to the use of such Prospectus, as appropriately supplemented in connection with the relevant offering, by the Holders in connection with offers and sales of Registrable Securities subject to, and only to the extent permitted by, the terms and conditions of this Agreement and the compliance by the Holders with the terms thereof. Each request for a Demand Registration shall specify the aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof. Without limiting the generality of the foregoing, if the Registration Statement is an Automatic Shelf Registration Statement at the time the Company files with the SEC its annual report on Form 10-K (or on the due date of such report in the event the annual report on Form 10-K is not filed by the due date thereof) and the Company determines that it is no longer a Well-Known Seasoned Issuer, the Company shall amend the Registration Statement to convert it to the form of registration statement that the Company is then eligible to use.

(b) Demand Notice. Within 15 days following receipt of any request for a Demand Registration pursuant to Section 2.1(a), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders of Registrable Securities through their Representative, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein, provided that all requests therefor have been received by the Company within 10 days after the date that the Demand Notice was delivered by the Company. All requests made pursuant to this Section 2.1(b) shall specify the aggregate amount of Registrable Securities to be Registered and the intended method of distribution of such securities. The Company also may elect to include in any such Registration other securities for sale for its own account or for the account of any other Person, so long as the inclusion of such other securities will not, in the Company’s reasonable judgment, materially impair the Holders’ ability to sell the Registrable Securities included in such Registration Statement.

(c) Limitation on Demand Registrations. In no event shall the Company be required to effect more than two Demand Registrations in any twelve month period. In addition, the Company shall not be required to file a Demand Registration Statement at any time during the six-month period following the effective date of another such Demand Registration Statement or a Registration Statement in connection with a Piggyback Registration.

(d) Demand Withdrawal. A Holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of notices to such effect from all Holders that delivered either a request for Demand Registration pursuant to Section 2.1(a) or a request for inclusion in such Demand Registration pursuant to Section 2.1(b), with respect to the applicable Demand Registration Statement, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and such Registration nonetheless shall be deemed a Demand Registration for purposes of Section 2.1(c).

(e) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Demand Registration Statement is (i) an Automatic Shelf Registration Statement or (ii) declared effective by the SEC, and such Registration Statement remains effective for not less than 120 days (or such shorter period as will terminate when all Registrable Securities covered thereby have been sold or withdrawn) (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period, prior to the sale of all Registrable Securities included in the applicable Demand Registration, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and the Company fails to have such stop order, injunction, or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the applicable Holders within 30 days after the date of such order or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied by reason of a failure by the Company to satisfy, in all material respects, the conditions to closing that relate to the required performance of any act by the Company or the Company has suffered a “material adverse change” (or similar term in the applicable underwriting agreement) affecting the Company or its business, to the extent the absence of such a material adverse change is a condition to closing thereunder.

(f) Registration Statement Form. Registrations under this Section 2.1 shall be, (i) so long as the Company is a Well-Known Seasoned Issuer, an Automatic Shelf Registration Statement, or (ii) otherwise, on such appropriate registration form of the SEC (x) as shall be selected by the Company and (y) as shall permit the disposition of the Registrable

Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ requests for such Registration.

(g) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond its control, the Company may, upon giving prompt written notice of such action to the Holders through their Representative, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided that the Company shall not be permitted to exercise a Demand Suspension (i) more than two times during any 12-month period, or (ii) for a period exceeding 120 days on any one occasion. In the case of a Demand Suspension, the Holders agree to promptly suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above and agree not to disclose to any other Person the fact that the Company has exercised such rights or any related facts. If the Company so delays the filing or initial effectiveness of, or suspends the use of, as applicable, such Demand Registration Statement, such Registration request shall not count for the purposes of the limitations set forth in Section 2.1(c).

(h) Underwritten Offering. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an Underwritten Offering, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the Demand Notice. The right of any Holder to include such Holder’s Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. In the event such offering of Registrable Securities is in the form of an Underwritten Offering, the Holders of a majority of the Registrable Securities included in such Underwritten Offering shall have the right to select a co-managing underwriter who shall be reasonably acceptable to the Company, subject to the right of the Company to select a co-managing underwriter reasonably acceptable to such Holders, to jointly administer the offering.

(i) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration advise the Company that, in its or their opinion, the number of securities requested to be included in such Demand Registration (including securities of the Company for its own account or for the account of other Persons which are not holders of Registrable Securities) exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company will include in such Registration all of the Registrable Securities requested to be Registered therein and only such lesser number of other securities as shall not, in the opinion of the managing underwriter or underwriters be likely to have such an effect. In the event that, despite the reduction of the number of shares of securities to be offered for the account of the Company or Persons other than Holders of Registrable Securities in such Registration pursuant to the immediately preceding sentence, the number of Registrable Securities of such class to be included in such Registration exceeds the number which, in the opinion of the managing underwriter or underwriters, can be sold without having the adverse effect referred to above, the number of Registrable Securities to be included in such Demand Registration shall be allocated pro rata among the Holders that have requested to participate in such Demand Registration on the basis of the relative number of Registrable Securities then held by each such Holder, to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriter or underwriters; provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner.

Section 2.2 Piggyback Registration.

(a) Participation. If, at any time following the Closing Date, the Company proposes to file a registration statement under the Securities Act with respect to any offering of its securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.1, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms, (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, or (iv) a Registration pursuant to a dividend reinvestment plan) (a “Company Public Sale”), then, as soon as practicable (but in no event less than 20 days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Holders of Registrable Securities through their Representative, and such notice shall offer the Holders of such Registrable Securities the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.2(b), the Company shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within 10 days after the receipt by such Holder of any such notice. If at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities through the Representative of the Holders and, (x) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, and (y) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement; provided, however, that the Company shall be entitled to reimbursement from the Holder of such withdrawn Registrable Securities for all SEC registration fees incurred by the Company in connection with the registration of such withdrawn Registrable Securities, to the extent those fees cannot otherwise be used by the Company for future offerings.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company (or in the case of a Piggyback Registration not being underwritten, the Company determines) that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company or any Person (other than a Holder of Registrable Securities) exercising a contractual right to demand Registration, as the case may be, proposes to sell; (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities and other securities of the same class as such Registrable Securities held by other Persons that have a contractual right to participate in such Registration that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders and such other Persons that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Holder or Person (provided that any securities thereby allocated to a Holder or Person that exceed such Holder’s or Person’s request shall be reallocated among the remaining requesting Holders and Persons in like manner); and (iii) third, and only if all of the Registrable Securities referred to in clauses (i) and (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1 or shall relieve the Company of its obligations under Section 2.1.

Section 2.3 Registration Procedures.

(a) In connection with the Company’s Registration obligations under Sections 2.1 and 2.2, the Company shall, subject to the limitations set forth herein, use its commercially reasonable efforts to effect any such Registration so as to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and in connection therewith the Company shall:

(i) file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith (in the case of a Demand Registration, no later than the time period set forth in Section 2.1(a) with respect thereto), and use its commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company shall (x) furnish to the underwriters, if any, and to one Representative of the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the reasonable review of such underwriters and their counsel at the underwriters’ expense, and of such Holders and their counsel (at the Holders’ sole expense, except to the extent provided in Section 2.6(a)(vi)) and (y) except in the case of a Registration under Section 2.2, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Holders of a majority of the Registrable Securities covered thereby or the underwriters, if any, shall reasonably object, in writing, on a timely basis, unless in the opinion of the Company such filing is necessary to comply with applicable Law and in any event such rights shall not be applicable to any Exchange Act filings of the Company;

(ii) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be necessary to keep such Registration effective for the period of time required by this Agreement;

(iii) notify the Representative of the participating Holders of Registrable Securities and the managing underwriter or underwriters, if any, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation of any proceedings for such purposes, and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose;

(iv) promptly notify the Representative of the participating Holders of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or any prospectus included in or related to such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement thereto which shall correct such misstatement or omission or effect such compliance;

(v) use its commercially reasonable efforts to obtain the withdrawal of any stop order or other order of the SEC suspending the use of any Registration Statement, preliminary or final Prospectus;

(vi) as soon as reasonable practicable, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii) furnish to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto;

(viii) deliver to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company, subject to the limitations set forth herein, consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);

(ix) on or prior to the date on which the applicable Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.1(e); provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it is not then so qualified or (y) take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x) use its commercially reasonable efforts to (x) cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the Registration Statement and not bearing any restrictive legends into the book-entry system of any applicable transfer agent; (y) provide a CUSIP number for all Registrable Securities, and (z) enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the managing underwriter(s), if any, may request in writing at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xi) in the case of an Underwritten Offering, obtain for delivery to the underwriter or underwriters, if any, an opinion or opinions from internal Company counsel and, if reasonably requested by the applicable underwriter or underwriters, Canadian special counsel for the Company and U.S. special counsel for the Company dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such underwriter or underwriters, if any, and their respective counsel;

(xii) in the case of an Underwritten Offering, obtain for delivery to the Company, the managing underwriter or underwriters, if any, with copies, to the extent permitted by applicable accounting pronouncements and guidelines, to the Holders of Registrable Securities being offered in such Underwritten Offering, a comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by comfort letters as such managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xiii) cooperate with the Representative or counsel for the sellers of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xiv) use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security Holders, as soon as reasonably practicable after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder, which may be effected by complying with Rule 158 under the Securities Act;

(xv) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities;

(xvi) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a Representative appointed by the holders of a majority of the Registrable Securities covered by the applicable Registration

Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any counsel retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements on reasonable notice at reasonable times and for reasonable periods to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement, as shall be necessary to enable them to exercise their due diligence responsibility; provided that (A) any such Person gaining access to information regarding the Company pursuant to this Section 2.3(a)(xvi) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential or proprietary, and of which determination such Person is notified, unless (w) the release of such information is requested or required by law, regulation or order of a court or regulatory body; provided that such Person shall give prompt written notice to the Company prior to such disclosure to allow a reasonable opportunity for a protective order to be obtained or for the exercise of any other appropriate remedy in relation to such disclosure; (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge; (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company that is not bound by or subject to a confidentiality agreement, or by fiduciary or other duties of confidentiality, whether express or implied, in relation to such information; or (z) such information is independently developed by such Person; and (B) the applicable Holders using their commercially reasonable efforts to cause each such Person to minimize the disruption to the Company’s business in connection with the foregoing; and

(xvii) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request. Each Holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement. The Company shall have the right to exclude any Holder that does not comply with the preceding sentence from the applicable Registration.

(c) Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(a)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement and related Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(a)(iv), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give any such notice in respect of a Demand Registration, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.3(a)(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(d) For the avoidance of doubt, nothing in this Agreement shall require the Company to register or qualify for distribution any Registrable Securities under the securities laws of any country other than the United States as explicitly provided in this Agreement; provided, however, that the Company may in its sole discretion determine to register, qualify or take such other steps as may be necessary in order to permit an offering pursuant to this Agreement to be extended into one or more countries in addition to the United States, and if the Company so determines in its sole discretion, the Holders shall cooperate with the Company as necessary to enable the Company to do so.

Section 2.4 Underwritten Offerings.

(a) Demand Registrations. If requested by the underwriters for any Underwritten Offering requested by Holders of Registrable Securities pursuant to a Registration under Section 2.1, the Company shall enter into an underwriting agreement, purchase agreement, distribution agreement or similar agreement, as the case may be, with such underwriters or agents for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Holders of a majority of the Registrable Securities to be included in such Underwritten Offering, and the underwriters or agents, and their respective counsel, and to contain such terms and conditions as are generally prevailing in agreements of that type, including customary provisions for indemnification and contribution and, if requested by the underwriters, may contain customary lock-up provisions with respect to the Company and the Holders reasonable satisfactory to the Company and the Holders. The Holders of the Registrable Securities to be included in such Underwritten Offering shall enter into such underwriting agreement, purchase agreement, distribution agreement or similar agreement and shall cooperate with the Company in the negotiation of such agreement.

(b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder of Registrable Securities pursuant to Section 2.2 and subject to the provisions of Section 2.2(b), use its commercially reasonable efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement, purchase agreement, distribution agreement or similar agreement between the Company and such underwriters, and shall cooperate with the Company in the negotiation of such agreement.

(c) Participation in Underwritten Registrations. Subject to the provisions of Section 2.4(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting agreement, purchase agreement, distribution agreement or similar agreement to be used in connection with such Underwritten Offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, agreements and other documents required under the terms of such underwriting arrangements, and provides such other information to the Company or the underwriter(s) as may be reasonably requested to offer or register such Person’s Registrable Securities.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.1, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Holders of a majority of Registrable Securities that are participating in such Underwritten Offering. In the case of any Underwritten Offering pursuant to Section 2.2, such price, discount and other terms shall be determined by the Company. In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the registration pursuant to Section 2.1 or 2.2 after being advised of such price, discount and other terms, and shall not be required to enter into any agreements or documentation that would prohibit or otherwise preclude any such withdrawal.

Section 2.5 No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with the rights granted to the Holders of Registrable Securities by this Agreement.

Section 2.6 Registration Expenses. (a) The Company shall pay all of the expenses set forth in this paragraph (a) in connection with a Registration under this Agreement of Registrable Securities. Such expenses are (i) all registration and filing fees required to be made with the SEC or FINRA, (ii) all filing fees in connection with compliance with any state securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with DTC, and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company, (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, and (vi) reasonable fees and disbursements of one U.S. law firm selected by the Holders of a majority of the Registrable Securities being registered up to a total amount not to exceed $50,000 (in aggregate) upon the provision of a detailed invoice for reasonably incurred fees and disbursements. In addition, in all cases the Company shall pay all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties).

(b) The Holders participating in such Registration shall (i) appoint, and, except to the extent provided in Section 2.6(a)(vi) above, pay all fees and disbursements of, one U.S. law firm selected by the Holders of a majority of the Registrable Securities being registered and (ii) pay all fees and expenses of any accountants to the Holders of the Registrable Securities being registered. Holders agree that, to the extent more than one U.S. law firm is appointed, only one such U.S. law firm (the “Designated Holders’ Counsel”) shall correspond and negotiate directly with the Company, its counsel, its auditors and any underwriters, and any other such U.S. law firms appointed by the Holders shall correspond and negotiate only with the Holders and Designated Holders’ Counsel; it being expressly understood that, except to the extent provided in Section 2.6(a)(vi) above, all fees and disbursements of any counsel for the Holders (including Designated Holders’ Counsel) shall be the responsibility of the Holders of Registrable Securities and under no circumstances shall the Company be responsible for any fees or disbursements except to the extent provided in Section 2.6(a)(vi) above.

(c) The Company shall not be required to pay any other costs or expenses in the course of the transactions contemplated hereby, including, without limitation, underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities and the fees and expenses of counsel to the underwriters, except as may be agreed to between the Company and the underwriters in any underwriting agreement, purchase agreement, distribution agreement or similar agreement entered into by the Company in connection herewith, provided that any such agreement shall not affect the obligations among the Company and the Holders as set forth in this Agreement.

(d) Each Holder of Registrable Securities participating in a Registration under this Agreement shall bear such Holder’s proportionate share (based on the total number of Registrable Securities sold in such Registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes in connection with a registration of Registrable Securities pursuant to this Agreement and, for the avoidance of doubt, all expenses incurred by such Holders that are not expenses of the Company specified in Section 2.6(a) above.

Section 2.7 Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by Law, each Holder of Registrable Securities their respective officers and directors and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective officers and directors from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any Prospectus or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, that the Company shall not be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement, Prospectus or preliminary Prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify any underwriters participating in the distribution, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Holders of Registrable Securities. Each selling Holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each of their respective officers and directors from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any Prospectus or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission was contained in any information furnished in writing by such selling Holder to the Company specifically for inclusion in such Registration Statement, Prospectus or preliminary Prospectus. This indemnity shall be in addition to any liability such Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from any underwriters participating in the distribution, to the same or to a greater extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Registration Statement, Prospectus or preliminary Prospectus. Each holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or Exchange Act) and their respective officers and directors to the same extent as provided above with respect to the indemnification of the Company.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.7(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.7 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.7(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.7(a) and 2.7(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.7(d), in connection with any Registration Statement filed by the Company, a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation. If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Sections 2.7(a) and 2.7(b) hereof without regard to the provisions of this Section 2.7(d). The remedies provided for in this Section 2.7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 2.8 Private Sales. (a) The Company covenants that it will use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act or the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of not less than a majority of the Holders of Registrable Securities, use commercially reasonable efforts to make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 or Rule 144A under the Securities Act), provided, however, that the Company shall not be required to make any Adverse Disclosure; and it will use commercially reasonable efforts to take such further action to enable such Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation existing or hereafter adopted by the SEC. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 2.9 Certificates. Each Holder of Registrable Securities covenants that upon such Holder’s satisfaction of the relevant holding period under Rule 144 under the Securities Act, such Holder, to the extent permissible under applicable Law and upon the Company’s request, shall use reasonable best efforts to cooperate with the Company to exchange such Holder’s certificates for such Registrable Securities for new certificates not bearing a legend restricting transfer under the Securities Act, and to provide such documents and/or opinions as the Company may reasonably request in connection therewith.

ARTICLE III

MISCELLANEOUS

Section 3.1 Term. This Agreement shall terminate upon the time as of which all of the Registrable Securities have been sold pursuant to a Registration Statement or otherwise cease to be Registrable Securities, except for the provisions of Sections 2.6, 2.7 and 2.8 and all of this Article III, which shall survive any such termination. Notwithstanding anything to the contrary herein, if the Merger Agreement is terminated in accordance with Article 9 thereunder, then this Agreement shall terminate concurrently therewith and shall be of no force or effect.

Section 3.2 Injunctive Relief. The Company and each Holder agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its terms and that, although monetary damages may be available for such a breach, monetary damages would be an inadequate remedy therefor. Accordingly, each of the Company and each Holder agrees that, in the event of any breach or threatened breach of any provision of this Agreement by such party, the other parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches hereof and to specifically enforce the terms and provisions hereof. A party seeking an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof shall not be required to provide, furnish or post any bond or other security in connection therewith, and each of the Company and each Holder hereby irrevocably waives any right it may have to require the provision, furnishing or posting of any such bond or other security. In the event that any Legal Proceeding should be brought in equity to enforce the provisions of this Agreement, each of the Company and each Holder agrees that it shall not allege, and each hereby waives the defense, that there is an adequate remedy available at law.

Section 3.3 Notices. The Holders shall appoint a Representative for purposes of all notices and other communications to be delivered to the Holders in connection with this Agreement, and all notices and other communications given to such Representative in accordance with this Section 3.3 shall be deemed to be validly given to all Holders. The initial Representative for the Holders shall be the Person specified below, provided that the Holders may appoint a replacement Representative with the affirmative vote of a majority of the Holders, and provided, further that notice of such replacement and the address, email address and facsimile number of such replacement Representative is provided to the Company in accordance with this Section 3.3. All notices or other communications to be delivered in connection with this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received (a) on the date of delivery if delivered by hand during normal business hours of the recipient during a Business Day, otherwise on the next Business Day, (b) on the date of successful transmission if sent via facsimile or email during normal business hours of the recipient during a Business Day, otherwise on the next Business Day, or (c) on the date of receipt by the addressee if sent by a nationally recognized overnight courier or by registered or certified mail, return receipt requested, if received on a Business Day, otherwise on the next Business Day. Such notices or other communications must be sent to each respective Person at the address, email address or facsimile number set forth below (or at such other address, email address or facsimile number as shall be specified by a Person in a notice given in accordance with this Section 3.3):

To the Company:

Open Text Corporation

38 Leek Crescent

Richmond Hill, Ontario

Canada L4B 4N8

Attention: Gordon A. Davies, Chief Legal Officer and Corporate Secretary

Facsimile: 905-762-6268

Email: gdavies@opentext.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Craig B. Brod, Esq.; Neil Whoriskey, Esq.

Facsimile: 212-225-3999

Email: cbrod@cgsh.com; nwhoriskey@cgsh.com

To the Representative of the Holders, which shall constitute notice to all Holders in accordance with this Section 3.3:

Global Acquisition LLC

c/o Francisco Partners

One Letterman Drive

Building C - Suite 410

San Francisco, CA 94129

Attention: David Golob

Facsimile: 415-418-2999

Email: golob@franciscopartners.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

Four Embarcadero Center, Suite 3800

San Francisco, CA 94111-5974

Attention: Steve L. Camahort and Jeffrey C. Wolf

Facsimile: 415-616-1199

Email: Steve.Camahort@Shearman.com; Jeffrey.Wolf@Shearman.com

Section 3.4 Successors, Assigns and Transferees. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The registration rights of any Holder with respect to any Registrable Securities may be transferred to any Person who is the transferee of such Registrable Securities; provided that no such transfer shall be binding upon or obligate the Company to any such transferee unless and until the Company shall have received notice of such transfer as herein provided and a written agreement of the transferee to be bound by the provisions of this Agreement. Subject to compliance with the foregoing sentence and to the other provisions of this Agreement, all of the obligations of the Company hereunder shall survive any such transfer.

The terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors. In addition, the Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Except as provided in the precedent sentence, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any other Person not a party hereto (other than each other Person entitled to indemnity or contribution under Section 2.7) any right, remedy or claim under or by virtue of this Agreement.

Section 3.5 Governing Law; Consent to Jurisdiction. (a) This Agreement and all matters arising out of or relating to this Agreement or any of the transactions contemplated hereby, including all rights of the parties hereto (whether sounding in contract, tort, common or statutory law, equity or otherwise), shall be interpreted, construed and governed by and in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than those of the State of New York.

(b) Each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the Borough of Manhattan in any Legal Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all Claims in respect of any such Legal Proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement (whether in contract, tort, common or statutory law, equity or otherwise) in any other court and (v) agrees that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any Legal Proceeding brought in accordance with this Section 3.5(b). Each of the parties hereto agrees that the service of any process, summons, notice or document in connection with any such Legal Proceeding in the manner provided in Section 3.3 or in such other manner as may be permitted by applicable Law, will be valid and sufficient service thereof.

(c) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION, (III) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (IV) MAKES THIS WAIVER VOLUNTARILY.

Section 3.6 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced in any situation or in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other term or provision hereof or the offending term or provision in any other situation or any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the other parties hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.7 Amendment; Waiver.

(a) This Agreement may not be amended, modified or supplemented and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company and the Holders of a majority of Registrable Securities then outstanding. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, supplement, waiver or consent authorized by this Section 3.7(a), whether or not such Registrable Securities shall have been marked accordingly.

(b) No waiver by any party hereto of any breach of this Agreement shall operate or be construed as a waiver of any preceding or subsequent breach, whether of a similar or different character, unless expressly set forth in such written waiver. Neither any course of conduct or failure or delay of any party hereto in exercising or enforcing any right, remedy or power hereunder shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, remedy or power.

Section 3.8 Counterparts and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement or document. A signed copy of this Agreement transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

OPEN TEXT CORPORATION

By:	/s/ Gordon Davies
	Name:	Gordon Davies
	Title:	Chief Legal Officer and Corporate Secretary

[Signature Page to Registration Rights Agreement]

GLOBAL ACQUISITION LLC

By:	Francisco Partners GP, LLC
Its:	Managing Member

By:
Name:
Title:

CCG INVESTMENT FUND, L.P. CCG ASSOCIATES – QP, LLC CCG INVESTMENT FUND – AI, LP CCG AV, LLC – SERIES A CCG AV, LLC – SERIES C CCG CI, LLC

By:	Golden Gate Capital Management, LLC
Its:	General Partner or Managing Member

By:
Name:
Title:

CERBERUS AMERICA SERIES ONE HOLDINGS LLC

By:
Name:
Title:

CERBERUS SERIES TWO HOLDINGS LLC

By:
Name:
Title: